                                                                      EXHIBIT 11





                            ENCORE WIRE CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE

                                                                        Quarter Ended              Nine Months Ended
                                                                        September 30,                September 30,

                                                                      1996          1995           1996         1995
                                                                  -----------------------------------------------------
COMMON SHARES OUTSTANDING AT
  BEGINNING OF PERIOD   . . . . . . . . . . . . . . . . . . . .     7,106,417    7,099,817      7,104,417    7,080,317

TREASURY SHARES INCLUDING WEIGHTED
  AVERAGE NUMBER OF SHARES PURCHASED
  DURING THE PERIOD   . . . . . . . . . . . . . . . . . . . . .       (92,315)          --        (82,474)          --

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES ISSUED DURING THE PERIOD   . . . . . . . . . . . . . .           353        1,767          2,082       10,187

INCREMENTAL SHARES RELATED TO ASSUMED
  EXERCISE OF STOCK OPTIONS   . . . . . . . . . . . . . . . . .       105,278            *         65,162      394,502
                                                                  -----------    ---------      ---------    ---------

WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING   . . . . . . . . . . . . . . .     7,119,733    7,101,584      7,089,187    7,485,006
                                                                  ===========    =========      =========    =========

WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES USED IN THE
  CALCULATION OF INCOME PER
  COMMON AND COMMON EQUIVALENT
  SHARE   . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,119,733    7,101,584      7,089,187    7,485,006
                                                                  ===========    =========      =========    =========

NET INCOME (LOSS) (IN THOUSANDS)  . . . . . . . . . . . . . . .   $     3,103    $    (111)     $   3,872    $     347
                                                                  ===========    =========      =========    =========

NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE   . . . . . . . . . . . . . . . . . .   $       .44    $    (.02)     $     .55    $     .05
                                                                  ===========    =========      =========    =========

* Warrants and stock options were not dilutive in the quarter ended September 30, 1995.